UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Perry Ellis International, Inc. (NASDAQ: PERY), today issued the following press release:

Perry Ellis Files Investor Presentation In Connection with Feldenkreis Transaction

Highlights Special Committee’s Strategic Review Process

Recommends Shareholders Vote “FOR” the Feldenkreis Transaction

MIAMI – September 25, 2018 – Perry Ellis International, Inc. (NASDAQ: PERY) (“Perry Ellis” or the “Company”) today announced that it has filed an investor presentation with the Securities and Exchange Commission (the “SEC”) in connection with the previously announced $437 million transaction to become a private company through an acquisition led by George Feldenkreis, which the Perry Ellis Board unanimously approved acting upon the unanimous recommendation of the Special Committee of independent directors. Under the terms of the Feldenkreis merger agreement, Perry Ellis unaffiliated shareholders will receive $27.50 per share in cash upon closing.

The investor presentation is available on the Investor Relations section of the Company’s website at https://www.pery.com/Investor/Overview as well as on https://www.sec.gov/.

Highlights of the presentation include:

•
The Special Committee has determined that the Feldenkreis merger agreement represents full and fair value while delivering an immediate cash premium to shareholders. The $27.50 per share consideration is supported by independent valuation and represents a premium of approximately 21.6 percent to Perry Ellis’ unaffected closing stock price on February 5, 2018, the last trading day prior to George Feldenkreis announcing his proposal to take the Company private.

•
The Special Committee, with the assistance of independent financial and legal advisors, conducted robust, extended negotiations to deliver what it believes to be the highest value and greatest deal certainty to shareholders. The Special Committee is comprised of highly experienced directors with extensive branded apparel and retail industry knowledge and transaction experience, who are all wholly independent of the Feldenkreis family. During the more than four months between receipt of the Feldenkreis proposal on February 6, 2018 and entry into the Feldenkreis merger agreement on June 15, 2018, the Special Committee held 40 meetings to evaluate and negotiate the Feldenkreis proposal and consider other alternatives. Notably, the Special Committee adopted numerous procedural safeguards to ensure a disinterested process designed to secure the best possible price and deal certainty, and negotiated improvements to George Feldenkreis’ “best and final” offers twice.

After the transaction with George Feldenkreis was announced, the Special Committee continued to act in the best interests of unaffiliated shareholders by holding 11 more meetings and resuming negotiations with Randa Accessories Leather Goods LLC (consistent with its fiduciary duties and obligations under the Feldenkreis merger agreement). After careful review, the Special Committee ultimately determined, however, that the Randa proposal was not likely to lead to a superior proposal in light of the Company’s largest inbound licensor’s refusal to agree to Randa’s condition precedent.

•
Actions over the past three plus years demonstrate an active and engaged Board dedicated to value creation and accountability. Since 2015, the Perry Ellis Board has taken significant actions to improve the Company’s corporate governance profile and overall business strategy. These actions included the implementation of a leadership succession plan in May 2015, the appointment of two new independent directors at the Company’s annual meeting the same year and the creation of a Non-Executive Chairman of the Board in September 2017. Once

it received an offer from the Feldenkreis family to purchase the Company, the Special Committee of the Board together with its financial and legal advisors began a thorough review process to make certain it was pursuing the best outcome for shareholders, including actively soliciting 18 prospective strategic and financial counterparties (including Randa) to an alternative transaction.

The Perry Ellis Board unanimously recommends shareholders vote “FOR” the Feldenkreis merger agreement at the upcoming Special Meeting, which will be held on October 18, 2018. All shareholders as of the close of business on August 16, 2018 will be entitled to vote their shares.

PJ SOLOMON is serving as financial advisor to the Special Committee, Paul, Weiss, Rifkind, Wharton & Garrison LLP and Akerman LLP are serving as the Special Committee’s legal counsel. Shareholders with questions or who need assistance in voting their shares may call Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at 1-888-750-5834.

About Perry Ellis International
Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men's and women's apparel, accessories and fragrances. The company's collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men's and women's swimwear is available through all major levels of retail distribution. The company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, An Original Penguin by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The company enhances its roster of brands by licensing trademarks from third parties, including: Nike® for swimwear, Callaway®, PGA TOUR®, Jack Nicklaus® for golf apparel and Guy Harvey® for performance fishing and resort wear. Additional information on the company is available at http://www.pery.com.

Safe Harbor Statement
We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “proposed,” “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to those caused by port disruptions, disruptions due to weather patterns, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-

consumer retail markets, the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom’s referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Forward-looking statements also may include information concerning the proposed merger transaction, including unexpected costs or liabilities, failure to timely satisfy or have waived certain closing conditions, failure to obtain the financing for the merger, the commencement of litigation relating to the merger, whether or when the proposed merger will close and changes in general and business conditions. Investors are cautioned that all forward-looking statements involve risks and uncertainties and factors relating to the proposed transaction, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC, all of which are difficult to predict and many of which are beyond Perry Ellis’ control. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as required by law.

Important Additional Information And Where To Find It
The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. The Company filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on September 10, 2018, and furnished the definitive proxy statement to the Company’s stockholders beginning on September 11, 2018, in connection with such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investor.pery.com, by writing to Perry Ellis International, Inc., at 3000 N.W. 107 Avenue, Miami, FL 33172.

Participants in the Solicitation
The Company and its directors, executive officers and other members of management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the definitive proxy statement and other relevant materials which may be filed with the SEC in connection with the proposed transaction when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of its stockholders generally, are set forth in the definitive proxy statement in connection with the proposed transaction. Additional information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://investor.pery.com), or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K for the year ended February 3, 2018 and the Form 10-K/A filed by the Company with the SEC on June 1, 2018.

Contacts

Investor:
Innisfree M&A Incorporated
Arthur Crozier / Jennifer Shotwell / Scott Winter
212-750-5833
or
Media:
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Sharon Stern / Jeff Kauth
212-355-4449